                                 EXHIBIT INDEX

5.3      Form of Variable Annuity Application - Signature One (form 270235)
8.7 Participation Agreement by and among RiverSource Life Insurance Company, RiverSource Distributors, Inc., Lazard Asset Management Securities, LLC and Lazard Retirement Series, Inc. dated Jan. 1,
         2007.
8.9      Participation Agreement by and among Royce Capital Fund and
         Royce & Associates, Inc. and RiverSource Life Insurance Company dated Jan. 1, 2007.
8.16 Participation Agreement by and among Wells Fargo Variable Trust, RiverSource Life Insurance Company, RiverSource Distributors, Inc.
         and Wells Fargo Funds Distributors, LLC dated Jan. 30, 2007.
8.24 Amended and Restated Participation Agreement by and among American Enterprise Life Insurance Company, IDS Life Insurance Company, Ameriprise Financial Services, Inc., Lazard Asset Management Securities LLC and Lazard Retirement Series, Inc. dated Oct. 16, 2006.
9.       Opinion of Counsel and Consent
10.1 Consent of Independent Registered Public Accounting Firm for RiverSource(R) Signature One Variable Annuity
10.2 Consent of Independent Registered Public Accounting Firm for RiverSource(R) Signature One Select Variable Annuity
10.3 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage(R) Variable Annuity
10.4 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage(R) Builder Variable Annuity
10.5 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage(R) Builder Select Variable Annuity